Filing Date - May 18, 2001

                                  SEC File No.
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               EQUITY OIL COMPANY
             (Exact name of registrant as specified in its charter)
          Colorado                                            87-0129795
    tate of Incorporation)                           (I.R.S. Employer I.D. No.)
                          10 West 300 South, Suite 806
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                     THE EQUITY OIL COMPANY 2000 STOCK PLAN
                              (Full title of plan)

                                 Paul M. Dougan
                          10 West 300 South, Suite 806
                           Salt Lake City, Utah 84101
                     (Name and address of agent for service)
                                 (801) 521-3515
          (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
Title of each class of
  securities to be                              Proposed maximum           Proposed maximum
     registered            Amount to be       offering price per share    aggregate offering    Amount of registration
                          registered (1)               (2)                      price                   fee
                          --------------      ------------------------    ------------------    ----------------------
Common Stock
$1.00 par value               35,000                  $1.50                  $52,500                   $13.13


Common Stock
$1.00 par value               35,000                $1.78125                 $62,344                   $15.59


Common Stock
$1.00 par value              167,000                 $3.625                 $605,375                  $151.34


Common Stock
$1.00 par value               30,000                  $3.45                 $103,500                   $25.88


Common Stock
$1.00 par value              933,000                  $3.43               $3,200,190                  $800.05


     (1) This registration statement shall also cover any additional shares of common stock which become issuable under the Equity Oil Company 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of registrant's common stock.

     (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) as to the 267,000 shares subject to outstanding but unexercised options granted under The Equity Oil Company 2000 Stock Plan, and pursuant to Rule 457(c) as to the remaining 933,000 shares, the exercise price of which is unknown. The calculation made pursuant to Rule 457(c) is based upon the average of the high and low prices per share for the common stock of the registrant on the 16th day of May, 2001.


     The Exhibit Index appears after the signature page of this registration statement.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *As permitted by Rule 428 under the Securities Act of 1933, this registration statement omits the information specified in Part I of Form S-8. Equity Oil Company will send or give the documents containing the information specified in Part I to each participant as specified by Rule 428 (b)(1). Such documents are not being filed with the Securities and Exchange Commissioner as part of this registration statement nor as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute of prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Equity Oil Company hereby incorporates by reference into this registration statement the following documents:

     1) Equity Oil Company's annual report on Form 10-K for the fiscal year ended December 31, 2000;

     2) All other reports filed by Equity Oil Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2000 shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents;

     3) The description of the common stock of Equity Oil Company contained in Equity Oil Company's registration statement on Form 10, including any amendment or report filed for the purpose of updating such description; and

     4) All documents filed after the date hereof by Equity Oil Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement in this registration statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Frank J. Gustin, counsel for Equity Oil Company in connection with this registration statement, presently serves as a director of Equity Oil Company's 50% owned subsidiary, Symskaya Exploration, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-Laws of Equity Oil Company require indemnification of an officer or director acting in an official capacity to the fullest extent permitted by Colorado law.

     Colorado statutory provisions require indemnification of an officer or director of Equity Oil Company who is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding.

     Colorado law allows for indemnification of an officer or director if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Equity Oil Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Colorado statutory provisions prohibit indemnification of an officer or director in connection with a proceeding by or in the right of Equity Oil Company in which the director was adjudged liable to Equity Oil Company or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she received an improper personal benefit.

     Colorado law further authorizes Equity Oil Company to purchase and maintain officers and directors liability insurance, whether or not the corporation would have power to indemnify the person against the same liability under Colorado provisions. Equity Oil Company has purchased officer and director liability insurance. Generally, the insurance provides a defense to Equity Oil Company's officers and directors under circumstances in which they have acted in good faith, with a reasonable basis for believing that their conduct is in the lawful and legitimate furtherance of Equity Oil Company's business, and concerning which they have exercised their honest business judgment after due consideration of what they reasonably believed to be the relevant factors involved.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Equity Oil Company pursuant to the foregoing provisions or otherwise, Equity Oil Company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

     The following is a list of exhibits filed as part of the registration statement:

    Exhibit No.
(Per Regulation S-K,
   Exhibit Table)                             Exhibit
--------------------       --------------------------------------------------
         5                 Opinion Regarding Legality of Frank J. Gustin, Esq
        23.1               Consent of PriceWaterhouseCoopers
        23.2               Consent of Frank J. Gustin, Esq.
        99.1               The Equity Oil Company 2000 Stock Plan



ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 9th day of May, 2001.

                                               EQUITY OIL COMPANY


                                               /s/ Paul M. Dougan
                                               -----------------------------
                                               Paul M. Dougan, President and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of May, 2001.


/s/ Randolph G. Abood
------------------------------------
Randolph G. Abood, Director

                                           /s/ Douglas W. Brandrup
------------------------------------       -------------------------------------
Philip J. Bernhisel, Director              Douglas W. Brandrup, Director


/s/ Paul M. Dougan                         /s/ W. Durrand Eppler
------------------------------------       -------------------------------------
Paul M. Dougan, Director                   W. Durrand Eppler, Director


/s/ William D. Forster                     /s/ Russell Florence
------------------------------------       -------------------------------------
William D. Forster, Director               Russell Florence, Secretary/Treasurer
                                           and Principal Accounting Officer
/s/ William P. Hartl
------------------------------------
William P. Hartl, Director

                                  EXHIBIT INDEX

                               EQUITY OIL COMPANY

                     THE EQUITY OIL COMPANY 2000 STOCK PLAN

                                    FORM S-8

    Exhibit No.
(Per Regulation S-K,                                                               Sequentially
   Exhibit Table)                                   Exhibit                        Numbered Page
   ---------------------------------------------------------------------------------------------

         5               Opinion Regarding Legality of Frank J. Gustin, Esq.             7
        23.1             Consent of PriceWaterhouseCoopers                               8
        23.2             Consent of Frank J. Gustin, Esq.                                9
        99.1             The Equity Oil Company 2000 Stock Plan                         10



                                    Exhibit 5


                                   May 9, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:     Registration and Issuance of Equity Oil Company
        Common Stock lssuable under The
        Equity Oil Company 2000 Stock Plan

Gentlemen:

     I have acted as counsel to Equity Oil Company, a Colorado corporation (the "Company"), in connection with its registration of 1,200,000 shares of its common stock, $1.00 par value (the "Shares") issuable to eligible persons pursuant to The Equity Oil Company 2000 Stock Plan.

     In connection with this representation, I have examined the original, or copies identified to my satisfaction, of such minutes, agreements, corporate records and filings and other documents necessary to my opinion contained in this letter. I have also relied as to certain matters of fact upon representations made to me by officers and/or agents of Equity Oil Company. Based upon and in reliance on the foregoing, it is my opinion that:


     1 . Equity Oil Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Colorado; and has full corporate power and authority to own its properties and conduct its business as described in its most recent annual report.


     2. The Shares, when issued in compliance with the terms and conditions of The Equity Oil Company 2000 Stock Plan, shall be duly and validly issued and fully paid and nonassessable; and the shareholders of Equity Oil Company have no pre-emptive rights to acquire additional shares in respect of the Shares.


                                     Sincerely yours,

                                     /s/ Frank J. Gustin
                                     ---------------------
                                     Frank J. Gustin, Esq.

                                  Exhibit 23.1

                       Consent of Independent Accountants





The Board of Directors
Equity Oil Company


     We consent to the incorporation by reference in the registration statement of Equity Oil Company on Form S-8 of our report, dated January 30, 2001, on our audits of the financial statements and financial statement schedules of Equity Oil Company as of December 31, 2000, and for the years ended December 31, 1999, 1998 and 1997, which report is included in the Equity Oil Company Annual Report on Form 10-K.



PriceWaterhouseCoopers
----------------------
By: /s/

Salt Lake City, Utah
May 9, 2001

                                   Exhibit 24


                        Consent of Frank J. Gustin, Esq.





May 9, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Registration and Issuance of Equity Oil Company Common Stock Issuable under The Equity Oil Comr)any 2000 Stock Plan

     I have acted as counsel to Equity Oil Company, a Colorado corporation (the "Company"), in connection with its registration of 1,200,000 shares of its common stock, $1.00 par value (the "Shares") issuable to eligible persons under The Equity Oil Company 2000 Stock Plan.

     I hereby consent to the use of my name in the Prospectus forming a part of the Registration statement to which this letter is attached as an Exhibit, and therein being disclosed as having provided an opinion concerning legality of issuance of shares and as having served as counsel to Equity Oil Company in this matter.

                                         Sincerely

                                         /s/ Frank J. Gustin
                                         ---------------------
                                         Frank J. Gustin, Esq.

                                  Exhibit 99.1


                     THE EQUITY OIL COMPANY 2000 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan (Plan) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants (Service Providers) and to promote the success of the Company's business. Options granted under the Plan to acquire shares of the common stock of the Company (Shares) may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option.

     2. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares, which may be subject to option and sold under the Plan is 1,200,000 Shares. The Shares may be authorized but unissued, or reacquired Shares.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

     3. Administration of the Plan.

     (a)  The  Plan  shall  be  administered  by the  Board  or a  Committee  of non-employee directors appointed by the Board to administer the Plan (Administrator), which Committee shall be constituted to comply with Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

          (iii) to determine the number of Shares to be covered by each such award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Shares;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

          (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

4.       Eligibility.

     (a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 4(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

     5. Effective Date and Term of Plan. Subject to the approval of the shareholders of the Company at the Company's 2000 annual meeting of its shareholders, the Plan shall be effective as of February 9, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no incentive stock option may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

     6. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that for Incentive Stock Options the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     7. Directors' Options. All outside directors are granted a Nonstatutory Option to purchase 10,000 Shares on the date on which such person first becomes a director, whether through election by the stockholders or appointment by the Board of Directors to fill a vacancy. On the date of the Company's Annual Meeting each year, each non-employee director who remains in office is granted an additional option to purchase 5,000 shares of common stock. All options granted become exercisable one year after the date of grant. The per share exercise price of options is established at the fair market value of the Company's common stock on the date the option is granted. Options granted have a term of 10 years.

     Each individual serving as a director when the Plan is approved by the shareholders shall receive a grant of a Nonstatutory Option to purchase 5,000 Shares as of the Effective Date of the Plan.

     8 . Option Exercise Price and Consideration

     (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

         (i)      In the case of an Incentive Stock Option

                         (A) granted to an Employee who, at the time of grant of
                    such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Nonstatutory Stock Option, the exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

     (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate action.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Option.

     (a) Procedure for Exercise, Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability option If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options . Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the
Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     11. Adjustments Upon Changes in Capitalization, Merger Asset Sale or Change in Control.

     (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     (b) In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to one hundred percent (100%) of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of common stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders if a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of common stock in the sale of assets or merger.

     (d) In the event of a "Change in Control" of the Company (as such term is defined in paragraph (e) below), then any Options outstanding upon the date of such Change in Control that are not yet exercisable shall become fully exercisable. Notwithstanding the foregoing, (unless Optionee is party to a duly authorized written agreement with the Company providing otherwise) this Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Optionee, or to change the Company's policies regarding termination of employment or other provision of services. The employment of Optionees who are Employees is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time, with or without cause.

     (l) Definitions.

     (i) Change in Control. For purposes of this Section, a "Change in Control" means the occurrence of any of the following:

                         (A) When any "person," as such term is used in Sections
                    13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                         (B) A change in the  composition of the Board occurring
                    within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (I) are directors of the Company as of the date hereof, or (II) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                         (C) The  consummation of a merger or  consolidation  of
                    the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                         (D) The  consummation of the sale or disposition by the
                    Company of all or substantially all the Company's assets.

     (ii) Cause. For purposes of this Section, "Cause" shall mean (A) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a service provider to the Company and intended to result in substantial personal enrichment of the Optionee, (B) the Optionee's conviction of a felony, or (C) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, or (D) continued substantial violations by the Optionee of the Optionee's duties to the Company which are demonstrably willful and deliberate on the Optionee's part after there has been delivered to the Optionee a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Optionee has committed continued substantial violations of his or her duties.

     (e) Golden Parachute Excise Tax Vesting Acceleration Limitation. Notwithstanding any other provision of this Plan, in the event that the vesting acceleration provided for in this Plan or amounts or benefits otherwise payable to an Optionee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Optionee's accelerated vesting hereunder shall be either

     (i) made in full, or

     (ii) made as to such lesser extent as would result in no portion of such acceleration, amounts or benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     12. Time of Granting Options . The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. An amendment to increase the number of shares under the Plan will require shareholder approval.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     14. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     (c) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

     15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

     18. Definitions. In addition to the other definitions contained herein, the following definitions shall apply:

     (a) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee of Directors appointed by the Board in accordance with Section 3 hereof.

     (e) "Company" means Equity Oil Company, a Colorado corporation.

     (f) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

     (g) "Director" means a member of the Board of Directors of the Company.

     (h) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company. An award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means, as of any date, the value of common stock of the Company determined as follows:

                         (i) If the  common  stock is listed on any  established
                    stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                         (ii) If the  common  stock  is  regularly  quoted  by a
                    recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the common stock on the last market trading day prior to the day of determination; or

                         (iii) In the absence of an  established  market for the
                    common stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (m) "Non-statutory Stock Option" means an Option not qualifying or not intended to qualify as an Incentive Stock Option.

     (n) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (o) "Option" means a stock option granted pursuant to the Plan.

     (p) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (q) "Optioned Stock" means the common stock of the Company subject to an Option.

     (r) "Optionee" means the holder of an outstanding Option granted under the Plan.

     (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (t) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

     (u) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.